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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

       Date of Report (Date of earliest event reported) August 28, 2000
                               ----------------

                              SONIC FOUNDRY, INC.
                               ----------------
            (Exact name of registrant as specified in its charter)


        MARYLAND                         1-14007                 39-1783372
-------------------------------       ------------          -------------------
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)        File Number)          Identification No.)


                    1617 Sherman Avenue, Madison, WI 53704
                         ----------------------------
                   (Address of principal executive offices)


                                (608) 256-3133
                                  -----------
                          (Issuer's telephone number)


Item 1. Changes in Control of Registrant

None

Item 2. Acquisition or Disposition of Assets

On August 28, 2000, Sonic Foundry (Nova Scotia), Inc. ("Sonic Canada"), a wholly owned subsidiary of Sonic Foundry, Inc. ("Sonic"), acquired all of the outstanding stock of International Image, Inc. ("I2"), including the stock and stock options of its parent corporation, Magnetiscope, Inc. (the "Acquisition") pursuant to a Share Agreement (the "Purchase Agreement"), dated June 1, 2000 by and among Sonic, Sonic Canada, Charles Ferkranus, Michael Ferkranus, 1096159


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Ontario Limited, 1402083 Ontario Limited, Dan McLellan, Curtis Staples, Bank of
Montreal Capital Corp., Roynat Inc., and DGC Entertainment Ventures Corp. (all names after Sonic Canada, collectively, the "Sellers").

Pursuant to the Purchase Agreement, the following consideration was paid: (a) $4,500,000 in cash; (b) $3,500,000 in assumed debt (of which approximately $2,800,000 Sonic Canada paid at the closing); (c) $4,000,000 promissory note, payable in January, 2001; and (d) 600,000 shares of Sonic common stock, including 485,100 shares of Sonic Canada common stock convertible into shares of Sonic common stock on a 1:1 basis. Working capital provided the cash used in the Acquisition. Sonic has guaranteed Sonic Canada's obligation under the assumed debt and promissory note. In addition, 72,765 options to purchase Sonic common stock were issued in exchange for options to purchase Magnetiscope shares. The consideration paid for the outstanding capital stock of I2 and Magnetiscope and the other terms of the Purchase Agreement were determined on the basis of arms' length negotiations.

Sonic has agreed to register for resale under the Securities Act of 1933, as amended, the shares of its common stock issued in the Acquisition. The registration will apply to the resale of the shares by the Sellers. Sonic plans to file the registration statement within 60 days after the Closing Date.

The Acquisition has been accounted for as a purchase. Results of operations for I2 have been included in Sonic's consolidated operating results since June 1, 2000, the effective date of the Purchase Agreement.

Sonic, through its media services division, offers digitizing and management services for media assets. I2 provides media production solutions for the television and film industries. Sonic and I2 combined will provide digitization, encoding, and formatting services.

The description of the Purchase Agreement herein, which is incorporated herein by reference as an Exhibit to this Form 8-K, does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement.

Item 7. Financial Statements

(a). Financial Statements Of Business Acquired.

The financial information required to be filed pursuant to Item 7(a) of Form 8-K was not available at the time of filing this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(b). Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K was not available at the time of filing this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Current Report on Form 8-K is required to be filed.

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EXHIBIT LIST


NUMBER                                DESCRIPTION
------                                -----------
 2 Share Purchase Agreement, dated as of June 1, 2000, by and among the Registrant, Sonic Foundry (Nova Scotia), Inc., Charles Ferkranus, Michael Ferkranus, 1096159 Ontario Limited, 1402083 Ontario Limited, Dan McLellan, Curtis Staples, Bank of Montreal Capital Corp., Roynat Inc., and DGC Entertainment Ventures Corp. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.)

99.1 Press Release dated August 28, 2000 regarding closing of International Image, Inc.

99.2 Press Release dated May 24, 2000 regarding signing of letter of intent to acquire International Image, Inc.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Sonic Foundry, Inc.
------------------------------
(Registrant)


September 12, 2000                      By:  /s/  Kenneth A. Minor
                                            ------------------------------
                                            Kenneth A. Minor
                                            Chief Financial Officer



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